                               EXHIBIT 1.(5)(a)

                          FORM OF INDIVIDUAL POLICY

KEMPER INVESTORS LIFE INSURANCE COMPANY                     [ZURICH KEMPER LOGO]
A Stock Life Insurance Company
1 Kemper Drive
Long Grove, Illinois 60049-0001



    INSURED            JOHN DOE         ISSUE AGE         35

    POLICY DATE        JAN 01 1998      POLICY NUMBER     7008161

    INITIAL SPECIFIED  $50,000          DATE OF ISSUE     JAN 01 1998
    AMOUNT

RIGHT TO CANCEL - FREE LOOK PERIOD

This policy may be returned to Us within 10 days of the time You receive it.
It may be mailed or delivered to Us or to the agent who sold it. Upon Our receipt, this policy will be deemed void from the beginning. The Cash Value of the policy plus any monthly deductions and any deductions made against Premiums will be refunded within seven days of Our receipt of a notice of cancellation and the return of this policy. This amount will be at least equal to the Premiums paid.

On the Maturity Date, if the Insured is living and this policy is in force, We will pay the Surrender Value to You. If the Insured dies prior to the Maturity Date and this policy is in force, We will pay to the beneficiary the Death Benefit in force at the time of the Insured's death. Payment made to You or to the beneficiary will be made subject to the terms of this policy.

This policy is issued in consideration of the attached application(s) and payment of the Initial Premium. The terms on this and the following pages are part of the policy.

Signed for the Kemper Investors Life Insurance Company at its home offices in Long Grove, Illinois.


      [SIG]                             [SIG]
     Secretary                          President

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
NON-PARTICIPATING - NO ANNUAL DIVIDENDS

MATURES ON POLICY ANNIVERSARY NEAREST INSURED'S 100TH BIRTHDAY

TO THE EXTENT ALLOCATIONS ARE MADE TO THE SUBACCOUNTS, THE CASH VALUE IS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS AND MAY INCREASE OR DECREASE DAILY. THIS AMOUNT IS NOT GUARANTEED. THE AMOUNTS, OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT AND TERMINATION PROVISIONS.

This policy is a legal contract between You and Us.

READ YOUR POLICY CAREFULLY.


Policy Form No. L-8161

INDEX                                               PAGE NO.

Policy Specifications                                      A

Definitions                                                1

General Provisions                                         2

Death Benefit Provisions                                   5

Premium Provisions                                         6

General Account Provisions                                 7

Variable Account Provisions                                8

Non-Forfeiture Provisions                                 10

Transfer Provisions                                       11

Withdrawal Provisions                                     12

Policy Loan Provisions                                    12

Surrender Value Provisions                                13

Transfer, Withdrawal, Loan  & Surrender Procedures        13

Settlement Provisions                                     14

Settlement Option Table                                   16


Supplemental Benefits, if any, in the Policy Specifications are described in the supplemental benefit agreements that follow the Settlement Option Table. All capitalized terms are either defined in the Definitions or itemized on the Policy Specifications page.


L-8161

                             POLICY SPECIFICATIONS



INSURED            JOHN DOE                ISSUE AGE      35

POLICY DATE        JAN 01, 1998            POLICY NUMBER  7008161

INITIAL SPECIFIED  $50,000                 DATE OF ISSUE  JAN 01, 1998
AMOUNT

DEATH BENEFIT      OPTION A


                              COVERAGE INFORMATION



                                  RATE
                                  CLASS    COVERAGE  MATURITY OR   MONTHLY
 BENEFIT DESCRIPTION              PERCENT  AMOUNT    EXPIRY DATE   RATE

 FLEXIBLE PREMIUM VARIABLE LIFE*  100      $50,000   JAN 01, 2063  SEE PAGE D



* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE SHOWN IF PREMIUMS PAID ARE INSUFFICIENT TO CONTINUE THE COVERAGE TO SUCH DATE. EVEN IF COVERAGE CONTINUES TO THE MATURITY DATE, THERE MAY BE NO SURRENDER VALUE TO BE PAID ON THAT DATE. COVERAGE AMOUNT UNDER OPTION A IS THE SPECIFIED AMOUNT INCLUSIVE OF CASH VALUE.



                              PREMIUM INFORMATION


INITIAL PREMIUM                                             $580.13

PLANNED PREMIUM                                             $580.13 ANNUAL

INSURED RATE CLASS                                          STANDARD NON-TOBACCO







L-8161 CVA                                              Page A

                             POLICY SPECIFICATIONS


INSURED            JOHN DOE                     ISSUE AGE             35

POLICY DATE        JAN 01, 1998                 POLICY NUMBER         7008161




MONTHLY PROCESSING DATE                       DAY 01 OF EACH MONTH

DEDUCTION PERIOD                              65 YEARS, 00 MONTHS

MINIMUM SPECIFIED AMOUNT                      [$50,000.00]

MINIMUM CHANGE IN SPECIFIED AMOUNT            [$25,000.00]

MINIMUM WITHDRAWAL AMOUNT                     [$   500.00]

MINIMUM LOAN AMOUNT                           [$   500.00]

PREMIUM CHARGES                               [     6.00%]

MAXIMUM FIXED ACCOUNT TRANSFER AMOUNT         [    30.00%]

MONTHLY ADMINISTRATIVE
 CHARGE                    [FIRST POLICY YEAR OR FIRST YEAR OF INCREASE  $20.00]
                           [POLICY YEARS TWO AND LATER                    $5.00]


MORTALITY AND EXPENSE RISK CHARGE

     CURRENT BASED ON CUMULATIVE PREMIUMS LESS CUMULATIVE WITHDRAWALS LESS CUMULATIVE LOANS


     [UP TO  $100,000                       0.65%]
     [BETWEEN $100,001 AND $250,000         0.50%]
     [BETWEEN $250,001 AND $500,000         0.40%]
     [IN EXCESS OF $500,000                 0.30%]

     GUARANTEED                             0.90%

ACCOUNT MAINTENANCE CHARGE                 [0.45%]



MINIMUM PREMIUM                            [$600.00 PER YEAR]
                                           [$300.00 PER HALF YEAR]
                                           [$150.00 PER QUARTER]
                                           [$150.00 UNSCHEDULED]
                                           [$ 50.00 PER MONTH]


L-8161 CVA                                                              Page B1

                            POLICY SPECIFICATIONS

INSURED         JOHN DOE                        ISSUE AGE       35

POLICY DATE     JAN 01, 1998                    POLICY NUMBER   7008161



IRC SECTION 7702 TEST           CASH VALUE ACCUMULATION


                         TABLE OF DEATH BENEFIT FACTORS


ATTAINED           ATTAINED            ATTAINED            ATTAINED
AGE*      FACTOR   AGE*      FACTOR    AGE*      FACTOR    AGE*      FACTOR
35        4.29338   51        2.53926     67     1.62187      83    1.21202
36        4.15078   52        2.46130     68     1.58427      84    1.19721
37        4.01296   53        2.38649     69     1.54843      85    1.18354
38        3.88005   54        2.31475     70     1.51426      86    1.17094
39        3.75188   55        2.24606     71     1.48174      87    1.15926
40        3.62840   56        2.18031     72     1.45131      88    1.14836
41        3.50943   57        2.11740     73     1.42218      89    1.13801
42        3.39495   58        2.05714     74     1.39483      90    1.12801
43        3.28468   59        1.99941     75     1.36926      91    1.11814
44        3.17857   60        1.94414     76     1.34533      92    1.10815
45        3.07635   61        1.89128     77     1.32290      93    1.09777
46        2.97801   62        1.84074     78     1.30181      94    1.08664
47        2.88340   63        1.79251     79     1.28186      95    1.07459
48        2.79235   64        1.74656     80     1.26291      96    1.06163
49        2.70471   65        1.70288     81     1.24494      97    1.04821
50        2.62040   66        1.66136     82     1.22795      98    1.03587
                                                              99    1.02597


*ATTAINED AGE IS THE AGE NEAREST BIRTHDAY AS OF THE BEGINNING OF THE POLICY YEAR FOR THE YOUNGER INSURED.


L-8161 CVA                                                              Page B2

                             POLICY SPECIFICATIONS



INSURED            JOHN DOE                         ISSUE AGE         35

POLICY DATE        JAN 01, 1998                     POLICY NUMBER     7008161

TRADE DATE         JAN 31, 1998




   FIXED ACCOUNT                                    INITIAL PREMIUM ALLOCATION

   SEPARATE ACCOUNT

  [MONEY MARKET                                                  100%       ]
  [EVERGREEN VA                                                             ]
  [EVERGREEN VA GROWTH AND INCOME                                           ]
  [EVERGREEN VA FOUNDATION                                                  ]
  [EVERGREEN VA GLOBAL LEADERS                                              ]
  [EVERGREEN VA STRATEGIC INCOME                                            ]
  [EVERGREEN VA AGGRESSIVE GROWTH                                           ]
  [TOTAL RETURN                                                             ]
  [HIGH YIELD                                                               ]
  [GROWTH                                                                   ]
  [GOVERNMENT SECURITIES                                                    ]
  [INTERNATIONAL                                                            ]
  [SMALL CAP GROWTH                                                         ]
  [INVESTMENT GRADE BOND                                                    ]
  [VALUE                                                                    ]
  [SMALL CAP VALUE                                                          ]
  [VALUE+ GROWTH                                                            ]
  [HORIZON 20+                                                              ]
  [HORIZON 10+                                                              ]
  [HORIZON 5                                                                ]
  [BLUE CHIP                                                                ]
  [GLOBAL INCOME                                                            ]



L-8161 CVA                                                           Page C

                             POLICY SPECIFICATIONS


INSURED           JOHN DOE                      ISSUE AGE               35

POLICY DATE       JAN 01, 1998                  POLICY NUMBER           7008161




    TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES* PER $1,000


ATTAINED                                ATTAINED                               ATTAINED
AGE*      NON-TOBACCO    TOBACCO        AGE*         NON-TOBACCO  TOBACCO      AGE*         NON-TOBACCO  TOBACCO
1         0.08922        0.08922        34           0.13428      0.20694      67            2.18574      3.67025
2         0.08254        0.08254        35           0.14096      0.21948      68            2.41241      3.98026
3         0.08171        0.08171        36           0.14764      0.23452      69            2.66044      4.31179
4         0.07921        0.07921        37           0.15683      0.25375      70            2.94130      4.67927
5         0.07504        0.07504        38           0.16685      0.27549      71            3.31274      5.08855
6         0.07170        0.07170        39           0.17854      0.30059      72            3.63093      5.55642
7         0.06670        0.06670        40           0.19107      0.32904      73            4.05839      6.08662
8         0.06336        0.06336        41           0.20611      0.36252      74            4.54126      6.66862
9         0.06169        0.06169        42           0.22115      0.39686      75            5.06274      7.31730
10        0.06086        0.06086        43           0.23870      0.43623      76            5.62182      7.99178
11        0.06419        0.06419        44           0.25626      0.47731      77            6.21387      8.68058
12        0.07087        0.07087        45           0.27717      0.52428      78            6.83324      9.37272
13        0.08254        0.08254        46           0.29975      0.57128      79            7.49616     10.08913
14        0.09589        0.09589        47           0.32401      0.62251      80            8.22966     10.86205
15        0.10758        0.13762        48           0.34996      0.67630      81            9.05445     11.71251
16        0.11926        0.15599        49           0.37927      0.73685      82            9.99708     12.66752
17        0.12844        0.17102        50           0.41026      0.80082      83           11.07332     13.73779
18        0.13345        0.18021        51           0.44713      0.87496      84           12.26712     14.88656
19        0.13846        0.18856        52           0.48989      0.95760      85           13.55591     16.07811
20        0.14013        0.19274        53           0.53771      1.05216      86           14.91787     17.27457
21        0.13929        0.19441        54           0.59311      1.15868      87           16.34412     18.45789
22        0.13679        0.19191        55           0.65444      1.27212      88           17.80841     19.76999
23        0.13428        0.18856        56           0.72255      1.39507      89           19.33267     21.08692
24        0.13094        0.18439        57           0.79493      1.52246      90           20.94168     22.42853
25        0.12677        0.17854        58           0.87327      1.65858      91           22.66794     23.82284
26        0.12343        0.17353        59           0.96182      1.80005      92           24.57677     25.33222
27        0.12176        0.17186        60           1.06061      1.95717      93           26.76407     27.31458
28        0.12009        0.17019        61           1.17052      2.13432      94           29.63735     29.94249
29        0.12009        0.17186        62           1.29585      2.33420      95           33.93112     33.93112
30        0.12009        0.17520        63           1.43921      2.56130      96           41.27938     41.27938
31        0.12260        0.18105        64           1.60155      2.81241      97           56.03986     56.03986
32        0.12510        0.18689        65           1.78129      3.08515      98           83.33333     83.33333
33        0.12928        0.19608        66           1.97513      3.37018      99           83.33333     83.33333
34        0.13428        0.20694        67           2.18574      3.67025


*THE GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES SHALL BE THE RATES SHOWN IN THE TABLE ABOVE MULTIPLIED BY THE APPROPRIATE RATE CLASS PERCENT. THIS PERCENT IS SHOWN ON PAGE A OF THE POLICY SPECIFICATIONS. THE RATES ACTUALLY CHARGED MAY BE REDUCED IN ACCORDANCE WITH THE COST OF INSURANCE RATE SECTION.

L-8161 CVA                                                                Page D

                             POLICY SPECIFICATIONS



INSURED            JOHN DOE                          ISSUE AGE      35

POLICY DATE        JAN 01, 1998                      POLICY NUMBER  7008161

INITIAL SPECIFIED  $50,000                           DATE OF ISSUE  JAN 01, 1998
AMOUNT

DEATH BENEFIT      OPTION A


                              COVERAGE INFORMATION


                                   RATE
                                   CLASS    COVERAGE  MATURITY OR   MONTHLY
  BENEFIT DESCRIPTION              PERCENT  AMOUNT    EXPIRY DATE   RATE
  FLEXIBLE PREMIUM VARIABLE LIFE*  100      $50,000   JAN 01, 2063  SEE PAGE D






* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE SHOWN IF PREMIUMS PAID ARE INSUFFICIENT TO CONTINUE THE COVERAGE TO SUCH DATE. EVEN IF COVERAGE CONTINUES TO THE MATURITY DATE, THERE MAY BE NO SURRENDER VALUE TO BE PAID ON THAT DATE. COVERAGE AMOUNT UNDER OPTION A IS THE SPECIFIED AMOUNT INCLUSIVE OF THE CASH VALUE.


                              PREMIUM INFORMATION


INITIAL PREMIUM                            $721.09

PLANNED PREMIUM                            $721.09 ANNUAL

INSURED RATE CLASS                         STANDARD NON-TOBACCO


L-8161 GP                                                                 Page A

                             POLICY SPECIFICATIONS


INSURED            JOHN DOE                     ISSUE AGE             35

POLICY DATE        JAN 01, 1998                 POLICY NUMBER         7008161




MONTHLY PROCESSING DATE                       DAY 01 OF EACH MONTH

DEDUCTION PERIOD                              65 YEARS, 00 MONTHS

MINIMUM SPECIFIED AMOUNT                      [$50,000.00]

MINIMUM CHANGE IN SPECIFIED AMOUNT            [$25,000.00]

MINIMUM WITHDRAWAL AMOUNT                     [$   500.00]

MINIMUM LOAN AMOUNT                           [$   500.00]

PREMIUM CHARGES                               [     6.00%]

MAXIMUM FIXED ACCOUNT TRANSFER AMOUNT         [    30.00%]

MONTHLY ADMINISTRATIVE
 CHARGE                    [FIRST POLICY YEAR OR FIRST YEAR OF INCREASE  $20.00]
                           [POLICY YEARS TWO AND LATER                    $5.00]


MORTALITY AND EXPENSE RISK CHARGE

     CURRENT BASED ON CUMULATIVE PREMIUMS LESS CUMULATIVE WITHDRAWALS LESS CUMULATIVE LOANS

     [UP TO  $100,000                       0.65%]
     [BETWEEN $100,001 AND $250,000         0.50%]
     [BETWEEN $250,001 AND $500,000         0.40%]
     [IN EXCESS OF $500,000                 0.30%]

     GUARANTEED                             0.90%

ACCOUNT MAINTENANCE CHARGE                 [0.45%]



MINIMUM PREMIUM                            [$600.00 PER YEAR]
                                           [$300.00 PER HALF YEAR]
                                           [$150.00 PER QUARTER]
                                           [$150.00 UNSCHEDULED]
                                           [$ 50.00 PER MONTH]



L-8161 GP                                                               Page B1

                             POLICY SPECIFICATIONS


INSURED            JOHN DOE                     ISSUE AGE             35

POLICY DATE        JAN 01, 1998                 POLICY NUMBER         7008161

IRC SECTION 7702 TEST                           GUIDELINE PREMIUMS

                         TABLE OF DEATH BENEFIT FACTORS



   ATTAINED           ATTAINED           ATTAINED           ATTAINED
   AGE*      PERCENT  AGE*      PERCENT  AGE*      PERCENT  AGE*      PERCENT

   0-40      250      50        185      60        130      70        115
   41        243      51        178      61        128      71        113
   42        236      52        171      62        126      72        111
   43        229      53        164      63        124      73        109
   44        222      54        157      64        122      74        107
   45        215      55        150      65        120      75        105
   46        209      56        146      66        119      91        104
   47        203      57        142      67        118      92        103
   48        197      58        138      68        117      93        102
   49        191      59        134      69        116      94        101
                                                            95+       100


*ATTAINED AGE IS THE AGE NEAREST BIRTHDAY AS OF THE BEGINNING OF THE POLICY
YEAR.





L-8161 GP                                                               Page B2

                             POLICY SPECIFICATIONS



INSURED            JOHN DOE                         ISSUE AGE         35

POLICY DATE        JAN 01, 1998                     POLICY NUMBER     7008161

TRADE DATE         JAN 31, 1998




   FIXED ACCOUNT                       INITIAL PREMIUM ALLOCATION

   SEPARATE ACCOUNT

  [MONEY MARKET                                 100%                        ]
  [EVERGREEN VA                                                             ]
  [EVERGREEN VA GROWTH AND INCOME                                           ]
  [EVERGREEN VA FOUNDATION                                                  ]
  [EVERGREEN VA GLOBAL LEADERS                                              ]
  [EVERGREEN VA STRATEGIC INCOME                                            ]
  [EVERGREEN VA AGGRESSIVE GROWTH                                           ]
  [TOTAL RETURN                                                             ]
  [HIGH YIELD                                                               ]
  [GROWTH                                                                   ]
  [GOVERNMENT SECURITIES                                                    ]
  [INTERNATIONAL                                                            ]
  [SMALL CAP GROWTH                                                         ]
  [INVESTMENT GRADE BOND                                                    ]
  [VALUE                                                                    ]
  [SMALL CAP VALUE                                                          ]
  [VALUE+ GROWTH                                                            ]
  [HORIZON 20+                                                              ]
  [HORIZON 10+                                                              ]
  [HORIZON 5                                                                ]
  [BLUE CHIP                                                                ]
  [GLOBAL INCOME                                                            ]


L-8161 GP                                                               Page C

                             POLICY SPECIFICATIONS


INSURED         JOHN DOE                        ISSUE AGE                    35

POLICY DATE     JAN 01, 1998                    POLICY NUMBER           7008161


    TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES* PER $1,000


ATTAINED                            ATTAINED                               ATTAINED
AGE*      NON-TOBACCO  TOBACCO      AGE*         NON-TOBACCO  TOBACCO      AGE*            NON-TOBACCO           TOBACCO
1         0.08922      0.08922      34           0.13428      0.20694      67               2.18574               3.67025
2         0.08254      0.08254      35           0.14096      0.21948      68               2.41241               3.98026
3         0.08171      0.08171      36           0.14764      0.23452      69               2.66044               4.31179
4         0.07921      0.07921      37           0.15683      0.25375      70               2.94130               4.67927
5         0.07504      0.07504      38           0.16685      0.27549      71               3.31274               5.08855
6         0.07170      0.07170      39           0.17854      0.30059      72               3.63093               5.55642
7         0.06670      0.06670      40           0.19107      0.32904      73               4.05839               6.08662
8         0.06336      0.06336      41           0.20611      0.36252      74               4.54126               6.66862
9         0.06169      0.06169      42           0.22115      0.39686      75               5.06274               7.31730
10        0.06086      0.06086      43           0.23870      0.43623      76               5.62182               7.99178
11        0.06419      0.06419      44           0.25626      0.47731      77               6.21387               8.68058
12        0.07087      0.07087      45           0.27717      0.52428      78               6.83324               9.37272
13        0.08254      0.08254      46           0.29975      0.57128      79               7.49616              10.08913
14        0.09589      0.09589      47           0.32401      0.62251      80               8.22966              10.86205
15        0.10758      0.13762      48           0.34996      0.67630      81               9.05445              11.71251
16        0.11926      0.15599      49           0.37927      0.73685      82               9.99708              12.66752
17        0.12844      0.17102      50           0.41026      0.80082      83              11.07332              13.73779
18        0.13345      0.18021      51           0.44713      0.87496      84              12.26712              14.88656
19        0.13846      0.18856      52           0.48989      0.95760      85              13.55591              16.07811
20        0.14013      0.19274      53           0.53771      1.05216      86              14.91787              17.27457
21        0.13929      0.19441      54           0.59311      1.15868      87              16.34412              18.45789
22        0.13679      0.19191      55           0.65444      1.27212      88              17.80841              19.76999
23        0.13428      0.18856      56           0.72255      1.39507      89              19.33267              21.08692
24        0.13094      0.18439      57           0.79493      1.52246      90              20.94168              22.42853
25        0.12677      0.17854      58           0.87327      1.65858      91              22.66794              23.82284
26        0.12343      0.17353      59           0.96182      1.80005      92              24.57677              25.33222
27        0.12176      0.17186      60           1.06061      1.95717      93              26.76407              27.31458
28        0.12009      0.17019      61           1.17052      2.13432      94              29.63735              29.94249
29        0.12009      0.17186      62           1.29585      2.33420      95              33.93112              33.93112
30        0.12009      0.17520      63           1.43921      2.56130      96              41.27938              41.27938
31        0.12260      0.18105      64           1.60155      2.81241      97              56.03986              56.03986
32        0.12510      0.18689      65           1.78129      3.08515      98              83.33333              83.33333
33        0.12928      0.19608      66           1.97513      3.37018      99              83.33333              83.33333
34        0.13428      0.20694      67           2.18574      3.67025


*THE GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES SHALL BE THE RATES SHOWN IN THE TABLE ABOVE MULTIPLIED BY THE APPROPRIATE RATE CLASS PERCENT. THIS PERCENT IS SHOWN ON PAGE A OF THE POLICY SPECIFICATIONS. THE RATES ACTUALLY CHARGED MAY BE REDUCED IN ACCORDANCE WITH THE COST OF INSURANCE RATE SECTION OF YOUR POLICY.


L-8161 GP                                                               Page D

DEFINITIONS
                      ACCOUNT MAINTENANCE CHARGE: A charge deducted in the calculation of the Accumulation Unit Value for maintaining the Separate Account and Owner records.

                      ACCUMULATION UNIT: An accounting unit of measure used to calculate the value of each Subaccount.

                      AGE:  An Insured's age on his or her nearest birthday.

                      CASH VALUE: The sum of the policy assets in the Separate Account, Fixed Account and Loan Account.

                      DEBT: The principal of any outstanding loan under this policy plus any loan interest due or accrued to KILICO.

                      FIXED ACCOUNT: The amount of assets held in the General Account attributable to the fixed portion of the policy.

                      FIXED ACCOUNT VALUE: The portion of the Cash Value in the General Account, excluding the Loan Account.

                      FUND(S): The underlying mutual funds, in which the Subaccounts of the Separate Account invest.

                      GENERAL ACCOUNT: The assets of KILICO other than those allocated to the Separate Account or any other separate account.

                      INSURED: The person whose life is covered by the Policy and who is named in the Policy Specifications.

                      ISSUE AGE: The Insured's Age as of his or her nearest birthday on the Policy Date.

                      ISSUE DATE: The date shown in the Policy Specifications. Incontestability and suicide periods for the initial Specified Amount are measured from the Issue Date.

                      LOAN ACCOUNT: The amount of assets transferred from the Separate Account and the Fixed Account and held in the General Account as collateral for policy loans.

                      MATURITY DATE:  The Maturity Date is stated in the Policy
                      Specifications.   It is the Policy Date anniversary
                      nearest the Insured's 100th birthday.

                      MONTHLY PROCESSING DATE: The Monthly Processing Date is stated in the Policy Specifications. It is the same day in each month as the Policy Date. It is the day from which policy months are determined.

                      MORTALITY AND EXPENSE RISK CHARGE: A charge deducted in the calculation of the Accumulation Unit Value for the assumption of mortality risks and expense guarantees.

                      NET AMOUNT AT RISK:  The Death Benefit divided by
                      1.0024663 minus the Cash Value.

                      OWNER: The person designated on the application who may exercise all rights and privileges under the policy.


                      POLICY DATE: The date shown in the Policy Specifications. It is used to determine Policy Years and Monthly Processing Dates. It is the date that insurance coverage takes effect subject to any principles of conditional receipt under applicable law.

                       POLICY YEAR: Each year commencing with the Policy Date and each Policy Date anniversary thereafter.

                       PREMIUM: A dollar amount received by Us in U.S. Currency as consideration for the benefits to be provided under this policy.

                       PREMIUM CHARGES: The percentage of Premium deducted before the Premium is allocated to the Subaccounts or the Fixed Account.

                       SEPARATE ACCOUNT: The KILICO Variable Separate Account-2 which was established under Law as a separate investment account of Kemper Investors Life Insurance Company.

                       SEPARATE ACCOUNT VALUE: The portion of the Cash Value in the Subaccount(s).

                       SPECIFIED AMOUNT: The amount shown in the Policy Specifications chosen by the Owner and used to calculate the Death Benefit.

                       SUBACCOUNT: A subdivision of the Separate Account. The Subaccounts initially available under this policy are stated in the Policy Specifications.

                       SUBACCOUNT VALUE: Each Subaccount will be valued separately as determined by the formula stated in this policy.

                       SURRENDER VALUE: The Surrender Value of this policy is the Cash Value on the date of surrender minus any Debt.

                       TRADE DATE: The Trade Date is 30 days following the Issue Date of this policy. It is the Date that the money market Subaccount Value will be allocated to the Subaccounts and the Fixed Account according to Your initial allocation.

                       VALUATION DATE: Each business day on which valuation of the assets of the Separate Account is required by applicable law, which currently is each day that the New York Stock Exchange is open for trading.

                       VALUATION PERIOD: The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

                       WE, OUR, OURS, US:  Kemper Investors Life Insurance
                       Company.

                       YOU, YOUR, YOURS: The party(ies) named as Owner in the application unless later changed as provided in this policy.


GENERAL PROVISIONS

THE CONTRACT           This policy, any endorsements, the attached application
                       and any supplemental application(s) form the entire contract. All statements made in the application and any supplemental application(s) are representations and not warranties unless fraud is involved. In addition to other reasons permitted by law, the validity of this policy can be contested if any material misrepresentations of fact are made in the application, a supplementary application or a request. No statement will void this policy or be used to deny a claim unless it is contained in an attached application or supplemental application.

MODIFICATION OF
 POLICY                Only Our President, Secretary or Assistant
                       Secretaries have power to approve a change in or waive the provisions of this policy. Any such change or waiver must be in writing and signed by one of such officers. No agent or person other than such officers can change or waive the terms of this policy.

OWNERSHIP OF POLICY    Unless otherwise provided in the application, the
                       Insured is the original policy Owner. You have the exclusive right to cancel or amend this policy by agreement with Us and exercise every option and right conferred by this policy, including the right of assignment. We reserve the right to require the return of this policy for endorsement for any change.

CHANGE OF OWNERSHIP    Ownership may be changed during  the lifetime of the
                       Insured by written notice from You with prior consent from Us. After We receive written notice at Our home office, the change will take effect as of the date the notice was signed. The change, however, will not apply to any payment made or action taken by Us before the notice was received. A change of Ownership may have tax consequences, depending on the circumstances. We recommend that You seek the advice of a qualified tax consultant prior to making any such changes.

EFFECTIVE DATE OF
  COVERAGE The effective date of coverage under this policy is the Policy Date. The Issue Date is the same date as the Policy Date unless a different Issue Date is stated in the Policy Specifications. Incontestability and suicide periods are measured from the Issue Date.

TERMINATION            All coverage under this policy terminates
                       when any one of the following events occurs: 1. You request that coverage terminate; 2. the Insured dies;
                       3. this policy matures; or 4. the grace period ends.

CONTESTABILITY         This policy will be incontestable after  it has been in
                       force during the lifetime of the Life Insured for two years from the Issue Date.

                       A new two year contestability period will apply to each increase in insurance beginning with the effective date of each increase and will apply only to statements made in the application for the increase.

                       If the policy is reinstated, a new two year contestability period will apply from the effective date of the reinstatement and will apply only to statements made in the application for the reinstatement.

MISSTATEMENT OF AGE
  AND/OR SEX:          If the age and/or sex of the  Insured was misstated,
                       the Death Benefit will be adjusted based on what the Cost of Insurance charged for the most recent Monthly
                       Processing Date, prior to the Insured's death, would have purchased using the correct age and/or sex.

SUICIDE: If the Insured dies by suicide, while san or insane, within two years from the Issue Date, the Death Benefit will be limited to the Premiums paid less any withdrawal and Debt.

                       If the Insured dies by suicide, whether sane or insane, within two years of any increase in insurance, or any reinstatement, Our total liability with respect to such increase or reinstatement will be the Cost of Insurance.

DUE PROOF OF DEATH     Upon the death of the Insured, written proof of death
                       in the form of a certified copy of the death certificate, a written physician's statement or any other proof satisfactory to Us is required within sixty days of such death or as soon thereafter as is reasonably possible.

BENEFICIARY DESIGNATION
  AND CHANGE OF
  BENEFICIARY          The original beneficiary is named in the
                       application for this policy. If a beneficiary is not named, the original beneficiary is the estate of the Insured. You may change the beneficiary by filing a written change with Us subject to the following:

                            1.  The change must be filed during the
                                Insured's lifetime;


L-8161                                                                    Page 3

L-8161                                                                    Page 4



                            2. This policy must be in force at the time a change is filed;

                            3. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation, or other restriction;

                            4. Such change will take effect when We receive it at Our home office;

                            5. After We receive the request, the change will take effect as of the date the request for change was signed; however, action taken by Us before such request was received will remain valid; and

                            6.  The request for change must provide
                                information to identify the new beneficiary.

DEATH OF BENEFICIARY   The interest of a beneficiary who dies before the
                       Insured will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives the Insured, the proceeds of this policy will be paid to the Insured's estate.

                       If a beneficiary dies within ten days of the Insured's death, proceeds of this policy will be paid as if the Insured had survived that beneficiary.

ASSIGNMENT             No assignment of this policy is binding on Us without
                       prior consent.   Any claim under an assignment is
                       subject to proof of the extent of the interest of the assignee. Your rights and the rights of the beneficiary are subject to the rights of the assignee of record.

                       An assignment of coverage may have tax consequences depending on the circumstances. We recommend that You seek the advice of a qualified tax consultant prior to making any such changes or assignments.

NON-PARTICIPATING      This policy will not pay dividends.  It will not
                       participate in any of Our surplus earnings.

REPORTS At least once each Policy Year We will send You a report. The report will reflect the Premiums paid, investment experience and charges made since the last report. The report will also reflect the current Death Benefit and Cash Value as well as any other information required by statute.

RESERVES, CASH VALUE   All reserves are greater than or equal to those required
                       by statute. Any Cash Value and Death Benefit available under this policy are at least equal to the minimum benefits required by the statutes of the state in which this policy is delivered.

BASIS OF COMPUTATIONS  A detailed statement of the method of computation of
                       Cash Value under this policy has been filed with the insurance department of the state in which this policy is delivered. The 1980 Commissioner's Standard Ordinary Smoker or Nonsmoker Mortality Tables, age nearest birthday, is the basis for minimum Cash Values, death benefits and guaranteed maximum Cost of Insurance rates under this policy.

TAX TREATMENT          This policy is intended to qualify as a life insurance
                       policy under the Internal Revenue Code ("Code").
                       We may return Premiums which would disqualify the policy from tax treatment as a life insurance policy. This policy may be endorsed to reflect any change in the Code and its regulations or rulings. You will receive a copy of any such endorsement.

                       Currently, no charges are made against the Separate Account for federal, state or other taxes that may be attributed to the Separate Account. We may in the future, however, impose charges for federal income taxes attributed to the Separate Account. Charges for other taxes, if any, attributed to this policy may also be made.

DEATH BENEFIT PROVISIONS

DEATH BENEFIT          The Death Benefit is based on the Specified Amount, the
                       Death Benefit Option, the Death  Benefit Qualification
                       Test chosen by You in the application, and a Death
                       Benefit percentage (as set forth in the Table of Death
                       Benefit Factors) applicable at the time of death.  The
                       Initial Specified Amount, the Death Benefit Option, the
                       Death Benefit Qualification Test,  and the Table of
                       Death Benefit Factors are shown in the Policy
                       Specifications.

SPECIFIED AMOUNT       The Specified Amount is the Initial Specified
                       Amount shown on the Policy Specifications, unless changed in accordance with the Changes provision or reduced by a withdrawal.

DEATH BENEFIT
QUALIFICATION TEST     One of two Death Benefit Qualification Tests is chosen
                       by You in the application and is stated in the Policy
                       Specifications. Once chosen, the Death Benefit
                       Qualification Test cannot be changed for the duration of the policy. The Death Benefit Qualification Test is the method for qualifying the policy as life insurance for purposes of federal tax law.

DEATH BENEFIT OPTION   The Death Benefit Option is shown on the Policy
                       Specifications, unless changed in accordance with the Changes provision.

                       If Option A is in effect, the Death Benefit is the greater of:

                            1. the Specified Amount; or

                            2. a Death Benefit percentage (as set forth in the
                               Table of Death Benefit Factors) times the Cash Value of this policy on the date of the Insured's death.

                       If Option B is in effect, the Death Benefit is the greater of:

                            1. the Specified Amount plus the Cash Value of this
                               policy on the date of the Insured's death; or


                            2. a Death Benefit percentage (as set forth in the
                               Table of Death Benefit Factors) times the Cash Value of this policy on the date of the Insured's death.

CHANGES You may change the Death Benefit Option after the first Policy Year. The Specified Amount will be changed as follows:

                            1. If the change is Option A to Option B, the
                               Specified Amount after such change will be:

                                  a. the Specified Amount prior to such
                                     change; minus

                                  b. the Cash Value on the date of the change.

                            2. If the change is from Option B to Option A, the
                               Specified Amount after such change will be:

                                  a. the Specified Amount prior to such change;
                                     plus

                                  b. the Cash Value on the date of the change.

                       You may also increase the Specified Amount after the first Policy Year and prior to the Insured's attained age 85. You may also decrease the Specified Amount after the first Policy Year. The change is subject to the following:

L-8161                                                                    Page 5

L-8161                                                                    Page 6


                            1. Any decrease will reduce the insurance in the
                               following order:

                                  a. the most recent increase first;

                                  b. any other increases in the reverse order
                                     in which they occurred; and

                                  c. finally, against the Initial Specified
                                     Amount.

                            2. Any request for an increase must be applied for
                               on a supplemental application and is subject to Our normal underwriting requirements.

                       The request for a change must be in writing. No more than one change will be allowed in any Policy Year. The Minimum Change in Specified Amount is shown in the Policy Specifications. The change will be effective on the first Monthly Processing Date on or after the day We receive the request. No changes will be allowed if the resulting Specified Amount would be less than the lesser of the Initial Specified Amount or the Minimum Specified Amount or if this policy would be disqualified as life insurance under the Code. The Initial Specified Amount and the Minimum Specified Amount are shown on the Policy Specifications.

PAYMENT OF THE         Death Benefits will be paid following receipt by Us at
DEATH BENEFIT          Our home office of due proof that the Insured died
                       while this policy was in force. The Death Benefit will be determined based upon the date of death. The return of this policy is required before a payment is made.

                       The Death Benefit proceeds will be equal to:

                            1. the Death Benefit; minus

                            2. any monthly deductions due during the grace
                               period; minus

                            3. any Debt.

                       We may defer payment of the Death Benefit for any period during which the New York Stock Exchange is closed for trading (except for normal weekend and holiday closings) or when the Securities and Exchange Commission determines that an emergency exists which may make such payment impractical.

PREMIUM PROVISIONS

INITIAL PREMIUM        The Initial Premium is shown in the Policy
                       Specifications. It is payable to Us or to an authorized agent on or before delivery of this policy.

ADDITIONAL PREMIUM     The amount and frequency of Planned Premium and Minimum
                       Premium Requirements are shown in the Policy
                       Specifications. The amount and frequency can be changed upon request, subject to Our approval.

                       While this policy is in force, additional Premiums may be paid at any time prior to the Maturity Date. We reserve the right to limit or refund any Premium if:

                            1. the amount of the Premium is below Our current
                               Minimum Premium Requirement;

                            2. the Premium would increase the Death Benefit by
                               more than the amount of Premium; or

                            3. the Premium would disqualify the policy as life
                               insurance under the Code.

                       We reserve the right to require evidence of insurability before accepting a Premium that would increase the Net Amount at Risk.

NET PREMIUM            The Net Premium equals the Premium paid less the
                       Premium Charges shown in the Policy Specifications.

PREMIUM ALLOCATION     The initial Net Premium will be allocated to the Money
                       Market Subaccount. On the first Valuation Date on or following the Trade Date, the Money Market Subaccount
                       Value will be allocated in accordance with the Initial
                       Premium Allocation as shown in the Policy
                       Specifications.  Any Net Premium received after the
                       Trade Date will be allocated on the first Valuation Date on or following the date the Premium is received in Our home office in accordance with the Initial Premium
                       Allocation as shown in the Policy Specifications.

                       The Premium allocation shown in the Policy
                       Specifications may be changed by You. The request for an allocation change must be in writing or per telephone request, if a proper telephone authorization form is on file with Us.

GRACE PERIOD           If the Surrender Value on the day immediately preceding
                       a Monthly Processing Date is less than the monthly deduction for the next month, a grace period of 61 days will be allowed for the payment, without evidence of insurability, of Premium payment or loan repayment equal to at least three monthly deductions.

                       This grace period will begin on the day We mail notice of the required payment to Your last known address.

                       If payment is not received within the grace period, all coverage under this policy will terminate at the end of the grace period in accordance with the Non-Forfeiture Provisions. If death of the Insured occurs within the grace period, any amount payable will be reduced by any unpaid monthly deductions.

REINSTATEMENT          If this policy lapses because of insufficient Surrender
                       Value to cover the monthly deduction, and has not been surrendered for its Surrender Value, it may be reinstated at any time within three years after the date of lapse. The reinstatement is subject to:

                            1. receipt of evidence of insurability
                               satisfactory to Us;

                            2. payment of enough Premium to pay the unpaid
                               monthly deductions due during the last expired grace period;

                            3. payment of a minimum Premium sufficient to
                               keep this policy in force for three months; and

                            4. payment of any Debt against the policy which
                               existed at the date of termination of coverage.

                       The effective date of reinstatement of a policy will be the Monthly Processing Date that coincides with or next follows the date the application for reinstatement is approved by Us.


                       The suicide and incontestability provisions will apply from the effective date of reinstatement.

GENERAL ACCOUNT PROVISIONS

GENERAL ACCOUNT        The guaranteed benefits under this policy are provided
                       through Our General Account. The Fixed Account is the only account available to You in Our General Account.


FIXED ACCOUNT          The Fixed Account is credited with interest rate(s)
                       which will not be less than

L-8161                                                                    Page 7

L-8161                                                                    Page 8


                       the guaranteed minimum interest rate. The guaranteed minimum interest rate is 3.00% per year compounded daily at the daily equivalent of a 3.00% annual effective rate.

                       We may declare from time to time a current rate which is higher than the guaranteed minimum interest rate. Each current interest rate will be guaranteed until the next policy anniversary.

                       On each policy anniversary, We will also declare current interest rate(s) which will apply to the Fixed Account Value. These interest rate(s) will be guaranteed until the next policy anniversary.

FIXED ACCOUNT VALUE    On any Valuation Date, the Fixed Account Value is equal
                       to:

                            1. the sum of all net Premiums allocated to the
                               Fixed Account; plus

                            2. any amounts transferred to the Fixed Account;
                               plus

                            3. the total interest credited to the Fixed
                               Account; minus

                            4. any pro-rata monthly deductions charged to the
                               Fixed Account; minus

                            5. any amounts transferred from the Fixed Account;
                               minus

                            6. any amounts withdrawn from the Fixed Account;
                               minus

                            7. any amounts loaned from the Fixed Account.

VARIABLE ACCOUNT PROVISIONS

SEPARATE ACCOUNT       The variable benefits under this policy are provided
                       through the KILICO Variable Separate Account-2 which is referred to in this policy as the Separate Account.
                       It is a separate investment Account maintained by Us into which a portion of Our assets have been allocated for this policy and may be allocated for certain other policies.

LIABILITIES OF THE     The assets equal to the reserves and other liabilities
SEPARATE ACCOUNT       of the Separate Account will not be charged with
                       liabilities arising out of any other business We may conduct. The assets of the Separate Account will be valued on each Valuation Date.


SUBACCOUNT VALUE       On any Valuation Date, a Subaccount Value equals:

                            1. the Subaccount Value on the previous
                               Valuation Date multiplied by the Investment
                               Experience Factor (defined below) for the end of the current Valuation Period; plus

                            2. any net Premiums received and allocated to the
                               Subaccount during the current Valuation Period; plus

                            3. any amounts transferred to the Subaccount during
                               the current Valuation Period; minus

                            4. the pro-rata portion or the designated amount of
                               any monthly deduction charged to the Subaccount when the Valuation Period includes a Monthly Processing Date; minus

                            5. any amounts transferred from the Subaccount
                               during the current Valuation Period; minus

                            6. any amounts withdrawn from the Subaccount
                               during the current Valuation Period; minus

                            7. any amounts borrowed from the Subaccount during
                               the Valuation Period.

FUND(S) Each Subaccount of the Separate Account will buy shares of an investment company offered as in investment alternative under the policy. The Funds are registered under the Investment Company Act of 1940 as open-end management investment companies. Each series of a Fund represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                       If We establish additional Subaccounts each new Subaccount will invest in a new series of a Fund or in shares of an investment company. We may also add and/or substitute other investment companies.

CHANGE OF INVESTMENT   Unless otherwise required by law or regulation, the
ADVISER OR INVESTMENT  investment adviser or any investment objective may not
OBJECTIVES             be changed without Our consent.  Any investment
                       objective will not be materially changed unless a statement of the change is filed with and approved by the Insurance Department of the State of Illinois.
                       If required, approval of or change of any investment objective will be filed with the insurance department of the state where this policy is delivered.

RIGHTS RESERVED BY US  We reserve the right, subject to compliance with the law as currently applicable or subsequently changed:

                            1. to operate the Separate Account in any form
                               permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                            2. to take any action necessary to comply with or
                               obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                            3. to transfer any assets in any Subaccount to
                               another Subaccount or to one or more
                               accounts, or Our General Account; or to add, combine, substitute or remove Subaccounts in the Separate Account;

                            4. to delete the shares of any of the portfolios of
                               the Funds or other open-end investment company and to substitute, for the Funds shares held in any Subaccount, the shares of another portfolio of the Funds or the shares of another investment company or any other investment permitted by law; and

                            5. to change the way We assess charges, but without
                               increasing the aggregate amount beyond that currently charged to the Separate Account and the Funds in connection with the policies.

                       When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority.

ACCUMULATION UNIT      Each Subaccount has an Accumulation Unit Value.  For
VALUE                  each Subaccount the Accumulation Unit Value was
                       initially set at the same unit value as the net asset value of a share of the underlying portfolio. When
                       Premiums or other amounts are allocated to a Subaccount, a number of units are purchased based on the Subaccount's Accumulation Unit Value at the end of the Valuation Period during which the allocation is made.
                       When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

                       The Accumulation Unit Value for each subsequent Valuation Period is the Investment Experience Factor for that period multiplied by the Accumulation Unit Value for the immediately preceding period. The Accumulation Unit Value for a Valuation Period applies to each day in such period. The number of Accumulation Units will not change as a result of investment experience.


L-8161                                                                    Page 9

L-8161                                                                   Page 10


INVESTMENT EXPERIENCE  Each Subaccount has its own Investment Experience
FACTOR Factor. The investment experience of the Separate Account is calculated by applying the Investment Experience Factor to the Cash Value in each Subaccount during a Valuation Period.

                       The Investment Experience Factor of a Subaccount for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:

                            1. is the net result of:

                               a. the net asset value per share of the
                                  investment held in the Subaccount determined at the end of the current Valuation Period; plus

                               b. the per share amount of any dividend or
                                  capital gain distributions made by the
                                  investments held in the Subaccount if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                               c. a credit or charge for any taxes reserved for
                                  the current Valuation Period which We
                                  determine to have resulted from the
                                  investment operations of the Subaccount;

                            2. is the net asset value per share of the
                               investment held in the Subaccount, determined at the end of the last prior Valuation Period; and

                            3. is the factor representing the sum of the
                               Mortality and Expense Risk Charge and the
                               Account Maintenance Charge for each day in the Current Valuation Period.

NONFORFEITURE PROVISIONS

CASH VALUE             The Cash Value of this policy is equal to the sum of
                       the Subaccount Values plus the Fixed Account value plus the Loan Account value.

MONTHLY DEDUCTION      On the Policy Date and each Monthly Processing Date, a
                       monthly deduction will be made equal to the sum of the following:

                            1. the monthly cost of insurance charge for this
                               policy; plus

                            2. the monthly charge for any supplemental
                               benefits and riders; plus

                            3. the monthly administration charge.

                       The monthly deduction will be deducted from the Subaccounts and the Fixed Account in proportion to the value that each account bears to the Separate Account Value plus the Fixed Account value unless otherwise requested.

COST OF INSURANCE      The Cost of Insurance is determined on the Policy
                       Date and each Monthly Processing Date and is determined separately for the Initial Specified Amount and for each increase in Specified Amount.

                       The Cost of Insurance equals a. times the result of b. minus c., where:

                               a. is the Cost of Insurance Rate;

                               b. the Death Benefit divided by 1.0024663; and

                               c. is the Cash Value.

COST OF INSURANCE      The monthly Cost of Insurance Rate is based on the
RATE                   Insured's sex, Issue Age, Attained Age (in the case
                       of increases), and Rate Class.  The Cost of Insurance
                       Rate will also vary by Policy Year. It is determined separately for the Initial Specified Amount and the amount of each increase in Specified Amount.
                       Any change in the Cost of Insurance Rates will apply to all individuals of the same Sex, Issue Age, Attained
                       Age (in the case of increases),  Rate Class and Policy
                       Year. At no time will such rates ever be greater than those shown in the Table of Guaranteed Maximum Monthly
                       Cost of Insurance Rates, shown in the Policy
                       Specifications, multiplied by a Rate Class percent.
                       These rates are based on the 1980 Commissioner's
                       Standard Ordinary Smoker or Nonsmoker Mortality Tables, age nearest birthday.

SUPPLEMENTAL BENEFITS  The monthly charges for any Supplemental Benefits and
AND RIDERS             riders are shown in the Policy Specifications.

INSUFFICIENT CASH      The policy will terminate as provided in the grace
VALUE                  period provision if the Surrender Value on the date
                       immediately preceding a Monthly Processing Date is:

                            1. Insufficient to cover the monthly deduction for
                               the month following such Monthly Processing Date; and

                            2. No Premium payment or loan payment sufficient to
                               cover at least three monthly deductions is received before the end of the grace period.

                       Any deduction for the Cost of Insurance or other benefits and riders after termination of insurance will not be considered a reinstatement of this policy or a waiver by Us of the termination.

TRANSFER PROVISIONS    You may transfer all or part of the value of each
                       Subaccount at any time to another Subaccount or to the Fixed Account subject to the following conditions:

                            1. Transfers are not permitted until after the
                               Trade Date. Thereafter, one transfer will be permitted in each fifteen day period. All transfers which occur during one business day will be considered one transfer;

                            2. The minimum amount which may be transferred is
                               $500.00 or, if smaller, the remaining value of this policy's interest in a Subaccount;

                            3. No partial transfer will be made if Your
                               remaining Subaccount Value will be less than $500.00 after such transfer unless this policy's interest in such Subaccount is eliminated by means of such transfer.

                       You may transfer part of the Fixed Account Value to any Subaccount subject to the following additional conditions:

                            1. Transfers are not permitted until after the Trade
                               Date. Thereafter, one transfer will be permitted in each Policy Year during the thirty days that follow a policy anniversary. The Maximum Fixed Account Transfer Amount as a percentage of the Fixed Account Value is shown in the Policy Specifications;

                            2. The minimum amount which may be transferred is
                               $500.00 or, if smaller, the remaining value of this policy's interest in the Fixed Account;

                            3. No partial transfer will be made if Your
                               remaining Fixed Account Value will be less than $500.00 after such transfer unless this policy's interest in the Fixed Account is eliminated by means of such transfer.

L-8161                                                                   Page 11

L-8161                                                                   Page 12


                       We reserve the right at any time and without prior notice to any party to terminate, suspend or modify the transfer provision described above.

                       Any transfer direction must clearly specify the amount which is to be transferred and the names of the accounts which are to be affected. A telephone transfer direction will be honored by Us only if a properly executed telephone transfer authorization is on file with Us, and if such transfer direction complies with the authorization's conditions and Our administrative procedures.

WITHDRAWAL PROVISIONS  Cash withdrawals may be made any time after the first
                       Policy Year.  The Minimum Withdrawal Amount is shown
                       in the Policy Specifications.   You must specify the
                       accounts from which the withdrawal is to be made.

EFFECT OF A WITHDRAWAL The Cash Value will be reduced by the amount of the withdrawal. If Death Benefit Option A is in effect, the Specified Amount will also be reduced by the amount of the withdrawal.

POLICY LOAN PROVISIONS

POLICY LOANS           Policy Loans may be made any time after the first
                       Policy Year. We will lend up to a maximum loan amount of 90% of Cash Value. The amount of any new loan may not exceed the maximum loan amount less Debt on the date the loan is granted. The minimum amount of a loan is shown in the Policy Specifications.

                       On the date the loan is made, an amount equal to the loan will be transferred from the Subaccounts and the Fixed Account to the Loan Account held in the General Account until the loan is repaid. Unless directed otherwise, the loaned amount will be deducted from the Subaccounts and the Fixed Account in proportion to the values that each account bears to the Separate Account Value plus the Fixed Account Value.

                       Should the Debt equal or exceed the Cash Value, this policy will terminate 61 days after notice has been mailed to You at Your last known address.

                       Cash Values derived from Premium received by Us in the form of a check or draft will not be available for loans until 30 days after deposit of such check or draft.

POLICY LOAN INTEREST   Interest accrues daily at the adjustable loan interest
                       rate. The adjustable loan interest rate will equal a
                       published monthly average, currently Moody's Corporate
                       Bond Yield Average-Monthly Average Corporates, as
                       published by Moody's Investor's Service, Inc., or any
                       successor to that service, for the calendar month that
                       ends two months before the loan interest rate is
                       determined by KILICO.  The interest rate will be
                       determined at the beginning of each Policy Year and it
                       applies to new and outstanding loans.  Loan interest is
                       due on each policy anniversary after the date the loan
                       is issued.   If interest is not paid within (31) days
                       of its due date it will be added to the amount of the loan as of its due date.


                       We will give 30 days advance written notice before each policy anniversary of the interest rate for the new Policy Year.

                       During the existence of a loan, the General Account Value will earn interest at the rate charged, reduced by not more than 1.00%. Interest will be earned on a daily basis and will be added to the General Account Value.

POLICY LOAN REPAYMENT  A Debt may be repaid in full or in part at any time while this policy is in force. As Debt is paid, the Loan Account value equal to the amount of repayment which exceeds the difference between interest due and interest earned will be allocated to the Subaccounts and the Fixed Account according to the then current Premium allocation instructions.

EFFECT OF POLICY       The Debt on this policy will reduce the amount of Cash
LOANS                  Value payable upon surrender.  The Debt on this policy
                       will also reduce the amount of Cash Value available for withdrawal. The Death Benefit payable to the beneficiary upon the death of the Insured will also be reduced by the amount of Debt.

SURRENDER VALUE PROVISIONS

SURRENDER              This policy may be surrendered for its Surrender Value
                       upon written request by You and return of the policy to
                       Us at Our home office.   The request must be made during
                       the lifetime of the Insured and while this policy is in force. The return of the policy is required before the Surrender Value is paid.

                       Payment of the Surrender Value will discharge Us from Our obligations under this policy.

                       We will pay the Surrender Value of this policy to You on the Maturity Date if the Insured is living and this policy is in force.


TRANSFER, WITHDRAWAL, LOAN
AND SURRENDER PROCEDURES

                       A transfer, withdrawal, loan or surrender will be effective at the end of the Valuation Period following a telephone transfer direction or receipt by Us at Our home of a written request which contains all required information.

                       Accumulation Units will be redeemed to the extent necessary to achieve the dollar amount of the transfer, withdrawal, loan or surrender. The Accumulation Units credited in each Subaccount will be reduced by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units will be determined on the basis of the Accumulation Unit Value at the end of the Valuation Period during which the request containing all required information is received by Us. An amount withdrawn, loaned or surrendered from the Subaccounts will be paid within seven calendar days after the date proper written election is received by Us unless:

                            1. the New York Stock Exchange is closed (other
                               than customary weekend and holiday closings);

                            2. trading in the markets normally utilized is
                               restricted, or an emergency exists as
                               determined by the Securities and Exchange
                               Commission, so that disposal of investments or determination of the valuation unit is not reasonably practicable; or

                            3. such other periods as defined by the Securities
                               and Exchange Commission for the protection of owners.

                       If the withdrawal, loan, or surrender is to be made from the Fixed Account, We may defer the payment for a period permitted by law, but not more than six months after the written request is received by Us. During the period of deferral, interest at the then current rate will continue to be credited to the Fixed Account Value.

L-8161                                                                   Page 13

L-8161                                                                   Page 14

SETTLEMENT PROVISIONS

SETTLEMENT OPTIONS     The Owner, or beneficiary at the death of the
                       Insured, if no election by the Policyholder is in effect, may elect to have all of the Surrender Value or Death Benefit of this policy paid in a lump sum or have the amount applied to one of the settlement options noted below. Payments under these options will not be affected by the investment experience of the Separate Account after proceeds are applied under a settlement option. Payment will be made as elected by the payee on a monthly, quarterly, semi-annual or annual basis.

                       The option selected must result in a payment that is at least equal to Our minimum payment, according to Our rules in effect at the time the settlement option is chosen. If at any time the payments are less than the minimum payment, We have the right to increase the period between payments to quarterly, semi-annual or annual or to make the payment in one lump sum so that the payment is at least equal to Our minimum payment.

ELECTION OF            Election of a settlement option may be made by written
SETTLEMENT OPTION      notice to Us.  The election may be made:

                            1. by You during the lifetime of the Insured;

                            2. by the beneficiary if no election made by You is
                               in effect at the time of the death of the Insured; or

                            3. by the beneficiary if You reserve the right
                               for the beneficiary to change an election upon the death of the Insured. Such change must be made prior to the first settlement option payment.

                       An election in effect during the lifetime of the Insured will be revoked by a subsequent change of beneficiary or an assignment of this policy, unless provided otherwise.

GENERAL CONDITIONS     The Surrender Value or Death Benefit will be used to
                       determine the monthly benefit payment. The monthly benefit payment will be based upon the settlement option elected in accordance with the appropriate
                       Settlement Option Table.

                       OPTION 1 - Income for Specified Period - We will pay a
                                  monthly income for the period elected
                                  but not less than 5 years nor more than 30 years.

                       OPTION 2 - Life Income -  We will pay a monthly
                                  income to the payee during the payee's
                                  lifetime.

                       OPTION 3 - Life Income with Installments Guaranteed  -
                                  We will pay a monthly income for the
                                  Guaranteed Period elected and thereafter for the remaining lifetime of the payee. The period elected may be 5, 10, 15 or 20 years.

                       OPTION 4 - Joint and Survivor Income  - We will pay the
                                  full monthly income while both payees
                                  are living. Upon the death of either payee, the income will continue during the lifetime of the surviving payee. The surviving payee's income will be the percentage of such full amount chosen at the time of election of this option. The percentages available are 50%, 66 2/3%, 75% and 100%.

OTHER SETTLEMENT       May be available with Our consent.
OPTIONS

SUPPLEMENTARY          A supplementary contract will be issued to reflect
CONTRACT               payments to be made under a settlement option.
                       If settlement is a result of the death of the Insured, its effective date will be the date of death.
                       Otherwise its effective date will be the date chosen by You.

DATE OF FIRST PAYMENT  Interest under the settlement options will begin to accrue on the effective date of the supplementary contract. If the normal effective date is the 29th, 30th or 31st of the month, the effective date will be the 28th day of that month.

EVIDENCE OF AGE,       We may require satisfactory evidence of the age and sex
SEX AND SURVIVAL       of any person on whose life the income is to be based
                       and the continued survival of any person on whose life the income is based.

BASIS OF SETTLEMENT    The guaranteed monthly payments are based on an
OPTIONS                interest rate of 2.5% per year and, where mortality
                       is involved the "1983 Table a" individual mortality table developed by the Society of Actuaries, with a 5-year setback.


DISBURSEMENT OF FUNDS  At the death of the payee, any unpaid installments will
UPON be paid in one lump sum to the estate of the payee unless otherwise provided in the supplementary agreement. The lump sum will be equal to the commuted value of the remaining installments, based upon a minimum interest rate of not less than 2.5%.

PROTECTION OF          Unless otherwise provided in the supplementary contract
BENEFITS               the payee may not: 1. commute; 2. anticipate;
                       3. assign; 4. alienate; or 5. otherwise encumber any payment to be received.

CREDITORS              The proceeds of the policy and any payment under an
                       option will be exempt from the claim of creditors and from legal process to the extent permitted by law.

L-8161                                                                   Page 15

                            SETTLEMENT OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

OPTION ONE - INCOME FOR SPECIFIED PERIOD


Number                      Number                      |     Number                       Number
of years       Monthly      of years        Monthly     |     of years       Monthly       of years        Monthly
selected       Payment      selected        payment     |     selected       Payment       selected        Payment
-------------------------------------------------------------------------------------------------------------------
                                                        |
   5             17.69        12               8.01     |        19            5.48           26              4.33
   6             14.92        13               7.48     |        20            5.27           27              4.22
   7             12.94        14               7.03     |        21            5.08           28              4.11
   8             11.46        15               6.64     |        22            4.90           29              4.02
   9             10.31        16               6.29     |        23            4.74           30              3.92
  10              9.39        17               5.99     |        24            4.59
  11              8.64        18               5.72     |        25            4.46
-------------------------------------------------------------------------------------------------------------------

OPTIONS TWO AND THREE - LIFE INCOME WITH INSTALLMENTS GUARANTEED:

Age of            Monthly payments Guaranteed           |  Age of            Monthly Payment Guaranteed
 Male                                                   |  Female
Payee          None      60      120     180     240    |  Payee          None      60      120     180     240
-------------------------------------------------------------------------------------------------------------------
         |                                              |           |
  55     |    3.98       3.97    3.94    3.88    3.81   |    55     |      3.62    3.61     3.60    3.58     3.54
  56     |    4.05       4.04    4.01    3.95    3.86   |    56     |      3.68    3.67     3.66    3.64     3.59
  57     |    4.14       4.12    4.09    4.02    3.92   |    57     |      3.75    3.74     3.73    3.70     3.65
  58     |    4.22       4.21    4.17    4.09    3.99   |    58     |      3.82    3.81     3.79    3.76     3.71
  59     |    4.31       4.30    4.25    4.17    4.05   |    59     |      3.89    3.88     3.86    3.83     3.77
  60     |    4.41       4.39    4.34    4.25    4.11   |    60     |      3.97    3.96     3.94    3.90     3.83
  61     |    4.51       4.50    4.44    4.33    4.18   |    61     |      4.05    4.04     4.02    3.97     3.89
  62     |    4.62       4.60    4.54    4.42    4.26   |    62     |      4.14    4.13     4.10    4.05     3.96
  63     |    4.74       4.72    4.64    4.51    4.31   |    63     |      4.23    4.22     4.19    4.13     4.03
  64     |    4.86       4.84    4.75    4.60    4.38   |    64     |      4.33    4.32     4.28    4.21     4.10
  65     |    4.99       4.96    4.87    4.69    4.45   |    65     |      4.44    4.42     4.38    4.30     4.17
  66     |    5.14       5.10    4.99    4.79    4.51   |    66     |      4.55    4.53     4.48    4.39     4.24
  67     |    5.29       5.25    5.12    4.89    4.58   |    67     |      4.67    4.65     4.59    4.48     4.31
  68     |    5.45       5.40    5.25    4.99    4.64   |    68     |      4.79    4.77     4.70    4.58     4.39
  69     |    5.62       5.57    5.39    5.09    4.71   |    69     |      4.93    4.90     4.82    4.68     4.46
  70     |    5.81       5.74    5.54    5.20    4.77   |    70     |      5.07    5.04     4.95    4.78     4.53
  71     |    6.00       5.93    5.69    5.30    4.83   |    71     |      5.23    5.19     5.09    4.89     4.61
  72     |    6.21       6.12    5.85    5.41    4.88   |    72     |      5.39    5.35     5.23    5.00     4.68
  73     |    6.44       6.33    6.01    5.51    4.93   |    73     |      5.57    5.52     5.38    5.11     4.74
  74     |    6.68       6.55    6.17    5.61    4.98   |    74     |      5.76    5.71     5.53    5.23     4.81
  75     |    6.94       6.79    6.35    5.71    5.02   |    75     |      5.96    5.90     5.70    5.34     4.87
  76     |    7.21       7.03    6.52    5.80    5.06   |    76     |      6.19    6.11     5.87    5.46     4.93
  77     |    7.50       7.29    6.70    5.90    5.09   |    77     |      6.43    6.34     6.05    5.57     4.98
  78     |    7.82       7.57    6.68    5.98    5.12   |    78     |      6.69    6.58     6.24    5.68     5.03
  79     |    8.16       7.86    7.06    6.06    5.15   |    79     |      6.97    6.84     6.43    5.79     5.07
  80     |    8.52       8.46    7.20    6.14    5.17   |    80     |      7.28    7.12     6.63    5.90     5.11
  81     |    8.90       8.48    7.42    6.21    5.19   |    81     |      7.61    7.41     6.83    5.99     5.14
  82     |    9.32       8.84    7.59    6.27    5.21   |    82     |      7.97    7.73     7.03    6.09     5.17
  83     |    9.77       9.16    7.76    6.33    5.22   |    83     |      8.36    8.06     7.24    6.17     5.19
  84     |   10.24       9.52    7.93    6.38    5.24   |    84     |      8.78    8.42     7.44    6.24     5.21
  85     |   10.75       9.90    8.09    6.43    5.24   |    85     |      9.24    8.79     7.64    6.31     5.22
-------------------------------------------------------------------------------------------------------------------


OPTION FOUR - JOINT AND 100% SURVIVOR INCOME


Age of |                         Age of Female Payee
Male   |
Payee  |   55        60        65        70        75        80         85
       |
 55    |  3.32      3.47      3.60      3.71      3.80      3.87       3.91
 60    |  3.41      3.60      3.79      3.96      4.11      4.22       4.30
 65    |  3.47      3.71      3.96      4.22      4.45      4.64       4.78
 70    |  3.52      3.80      4.11      4.46      4.80      5.12       5.38
 75    |  3.56      3.86      4.23      4.66      5.14      5.63       6.07
 80    |  3.58      3.90      4.31      4.81      5.42      6.11       6.80
 85    |  3.60      3.93      4.36      4.92      5.63      6.51       7.51


L-8161                                                                 Page 16

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

NON-PARTICIPATING - NO ANNUAL DIVIDENDS

MATURES ON POLICY ANNIVERSARY NEAREST INSURED'S 100TH
BIRTHDAY

TO THE EXTENT ALLOCATIONS ARE MADE TO THE SUBACCOUNTS, THE CASH VALUE IS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS AND MAY INCREASE OR DECREASE DAILY. THIS AMOUNT IS NOT GUARANTEED. THE AMOUNTS, OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT AND TERMINATION PROVISIONS.

This is a legal contract between you and us.

READ YOUR POLICY CAREFULLY

KEMPER INVESTORS LIFE INSURANCE COMPANY
A Stock Life Insurance Company
1 Kemper Drive, Long Grove, Illinois 60049-0001


Policy Form No. L-8161